Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of PlayAGS, Inc. (formerly, AP Gaming Holdco, Inc.) of our report dated March 10, 2017 relating to the financial statements, and financial statement schedules, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Las Vegas, Nevada

December 19, 2017